Exhibit 99

CACI Reports Results for Its Fiscal 2017 First Quarter

Record first quarter revenue of $1.07 billion, up 30.5 percent

Net income of $36.7 million, up 5.9 percent

Contract awards of $1.9 billion

Reiterates FY17 annual guidance

ARLINGTON, Va.--(BUSINESS WIRE)--October 26, 2016--CACI International Inc (NYSE:CACI), a leading information solutions and service provider to the federal government, announced results today for its first fiscal quarter ended September 30, 2016.

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “I am pleased with our first quarter performance and results and the strong start to our fiscal year. We benefited from increased material purchases, accelerated contract modifications, and excellent contract performance. We won significant awards across all markets, with key wins, this quarter alone, that will drive growth in six of our eleven market areas. National Security Solutions (NSS) continues to be a strong contributor to our performance. We are reiterating our Fiscal 2017 guidance.”

First Quarter Results

(in millions except per-share data)	Q1, FY17	Q1, FY16	% Change
Revenue	$1,073.3	$822.4	30.5%
Operating income	$69.7	$64.5	8.0%
Net income	$36.7	$34.6	5.9%
Diluted earnings per share	$1.47	$1.40	5.0%

Revenue, operating income, and net income for the first quarter of Fiscal Year 2017 (FY17) increased compared to the first quarter of Fiscal Year 2016 (FY16) driven by revenue of $254.3 million from the NSS acquisition. The higher than planned operating and net income was due primarily to core CACI contract performance, and the timing of certain contract actions. Cash provided by operations in the quarter was $57.8 million.

Additional Financial Metrics

	Q1, FY17	Q1, FY16	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$88.2	$79.3	11.3%
Diluted adjusted earnings per share, a non-GAAP measure	$2.07	$1.87	10.7%
Days sales outstanding	59	58

First Quarter Awards, Contract Funding Orders, and Other Highlights

Our contract awards in the quarter were $1.9 billion, which excludes ceiling values of multi-award indefinite delivery, indefinite quantity (IDIQ) contracts. Approximately 20 percent of our awards were for new business.

Key awards in the quarter included:

  A $144 million prime contract award with a classified customer.
  A $93 million prime contract to provide tactical communications engineering and maintenance support services to the U.S. Immigration and Customs Enforcement (ICE). This four-and-a-half-year contract expands both the scope and size of CACI’s ICE support and increases the company’s business in its Communications market area.
  A prime position on a multiple-award IDIQ contract to provide background investigation fieldwork services to the Office of Personnel Management (OPM). The five-year contract represents continuing work for CACI’s Investigation and Litigation Support market area.
  A prime position in the Full-Motion Video functional area of the $978 million Multi-Intelligence Analytical and Collection Support Services multiple-award IDIQ with the National Geospatial-Intelligence Agency. CACI has also received the first task order to be awarded under the IDIQ, a five-year, $29 million contract to deliver full-motion video analysis. This is new work for CACI in its Intelligence Services market area.
  A prime position on a $480 million multiple-award IDIQ contract for the Office of the Assistant Secretary of Defense for Special Operations and Low Intensity Conflict supporting Counter Narcotics and Global Threats. This four-year contract represents new work for CACI in multiple market areas, primarily Intelligence Systems and Support.
  Five IDIQs worth a combined ceiling value of approximately $495 million with another classified customer, and on which CACI has already won more than $44 million in task orders.
  A single-award IDIQ contract, with a ceiling value of $77 million, to provide communications systems, satellite communications, and network support services to the Space and Naval Warfare Systems Center Atlantic in support of the U.S. Special Operations Command and other joint combat commands. The four-year contract represents continuing work in CACI’s Communications market area.

Not included in the awards received in the quarter is the $446 million Consolidated AFSCN Modifications, Maintenance and Operations (CAMMO) contract to provide operations, maintenance, and sustainment of the U.S. Air Force Satellite Control Network (AFSCN). The single-award, seven-year contract represents new work for CACI, expanding the company’s presence in its Command and Control market area. This award was originally made in the fourth quarter of our FY16, protested, and successfully resolved in our favor.

Contract funding orders in the first quarter were $1.2 billion. Our total backlog at September 30, 2016 was $11.5 billion compared with $11.0 billion at the end of the fourth quarter of FY16. Funded backlog at September 30, 2016 was $2.4 billion compared with $2.3 billion at June 30, 2016.

We enhanced our management team by adding two key leaders:

  Jennifer Mehall as Senior Vice President leading CACI’s Background Investigations team supporting OPM. Ms. Mehall is well known in the OPM community and brings a strong track record of successful support for this customer.
  Antoine (Tony) Azar as Senior Vice President leading CACI’s Health team. Mr. Azar brings proven leadership experience in managing large-scale health services organizations in support of CACI’s expanding Health market business.

CACI Board of Directors member William L. Jews was named among the Most Influential Black Corporate Directors, the definitive listing of African-American executives, influencers, and achievers proactively impacting corporate America, by Savoy Magazine.

CACI, the Association of Old Crows, and the Center for Security Policy sponsored the well-attended Ninth Annual Asymmetric Threat Symposium: “Offset Strategies to Prevail Against Asymmetric Threats.” A report will also be published with highlights of the proceedings.

CACI Reiterates Its FY17 Guidance

We are reiterating the FY17 revenue and net income guidance we issued on August 17, 2016, and we are adjusting our guidance for diluted earnings per share and diluted weighted average shares. The table below summarizes our FY17 guidance ranges and represents our views as of October 26, 2016:

(In millions except for tax rate and earnings per share)	Current Fiscal Year 2017 Guidance	Previous Fiscal Year 2017 Guidance
Revenue	$4,050 - $4,250	$4,050 - $4,250
Net income	$150 - $160	$150 - $160
Effective corporate tax rate	37.5%	38.0%
Diluted earnings per share	$5.98 - $6.37	$6.02 - $6.43
Diluted weighted average shares	25.1	24.9

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, October 27, 2016 during which members of our senior management team will be making a brief presentation focusing on first quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 1-888-771-4371 and enter the confirmation code 43443847. A replay of the call will also be available over the Internet and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune magazine World’s Most Admired Company in the IT Services industry, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap600 Index. CACI’s sustained commitment to ethics and integrity defines its corporate culture and drives its success. With approximately 20,000 employees worldwide, CACI provides dynamic career opportunities for military veterans and industry professionals to support the nation’s most critical missions. Join us! www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Financial

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended
	9/30/2016	9/30/2015	% Change
Revenue	$1,073,280	$822,442	30.5%
Costs of revenue
Direct costs	728,221	537,424	35.5%
Indirect costs and selling expenses	257,338	205,700	25.1%
Depreciation and amortization	18,063	14,811	22.0%
Total costs of revenue	1,003,622	757,935	32.4%
Operating income	69,658	64,507	8.0%
Interest expense and other, net	12,489	9,182	36.0%
Income before income taxes	57,169	55,325	3.3%
Income taxes	20,506	20,693	-0.9%
Net income	$36,663	$34,632	5.9%

Basic earnings per share	$1.51	$1.43	5.3%
Diluted earnings per share	$1.47	$1.40	5.0%

Weighted average shares used in per share computations:
Basic	24,340	24,208
Diluted	24,928	24,721

Statement of Operations Data (Unaudited)
	Quarter Ended
	9/30/2016	9/30/2015	% Change
Operating income margin	6.5%	7.8%
Tax rate	35.9%	37.4%
Net income margin	3.4%	4.2%

Adjusted EBITDA*	$88,239	$79,269	11.3%
Adjusted EBITDA margin	8.2%	9.6%

Adjusted net income	$51,522	$46,170	11.6%
Diluted adjusted earnings per share	$2.07	$1.87	10.7%

*	See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 9.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	9/30/2016	6/30/2016
ASSETS:
Current assets
Cash and cash equivalents	$49,668	$49,082
Accounts receivable, net	727,182	803,817
Prepaid expenses and other current assets	83,850	68,939
Total current assets	860,700	921,838

Goodwill and intangible assets, net	2,846,504	2,860,715
Property and equipment, net	83,602	81,362
Other long-term assets	121,403	123,426
Total assets	$3,912,209	$3,987,341

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$53,965	$53,965
Accounts payable	55,016	95,270
Accrued compensation and benefits	216,848	228,362
Other accrued expenses and current liabilities	176,275	187,579
Total current liabilities	502,104	565,176

Long-term debt, net of current portion	1,344,716	1,402,079
Other long-term liabilities	420,268	412,773
Total liabilities	2,267,088	2,380,028

Shareholders' equity	1,645,121	1,607,313
Total liabilities and shareholders' equity	$3,912,209	$3,987,341

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended
	9/30/2016	9/30/2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$36,663	$34,632
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	18,063	14,811
Amortization of deferred financing costs	1,128	577
Loss on disposal of fixed assets	727	-
Stock-based compensation expense	4,897	3,638
Provision for deferred income taxes	11,846	7,885
Equity in earnings from unconsolidated ventures	(103)	49
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	63,292	48,190
Prepaid expenses and other assets	(13,012)	(10,869)
Accounts payable and accrued expenses	(41,642)	(9,945)
Accrued compensation and benefits	(11,418)	(6,949)
Income taxes receivable and payable	(14,421)	(785)
Other liabilities	1,757	(1,931)
Net cash provided by operating activities	57,777	79,303

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,235)	(4,479)
Purchase of business, net of cash acquired	(2,921)	(2,767)
Proceeds from net working capital refund of acquired business	13,619	-
Proceeds from equity method investments	4,681	-
Other	481	(765)
Net cash provided by (used in) investing activities	4,625	(8,011)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under credit facilities	(58,491)	(74,741)
Proceeds from employee stock purchase plans	1,182	801
Repurchases of common stock	(1,085)	(794)
Payment of taxes for equity transactions	(2,848)	(2,340)
Other	-	4
Net cash used in financing activities	(61,242)	(77,070)
Effect of exchange rate changes on cash and cash equivalents	(574)	(587)
Net increase (decrease) in cash and cash equivalents	586	(6,365)
Cash and cash equivalents, beginning of period	49,082	35,364
Cash and cash equivalents, end of period	$49,668	$28,999

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2016		9/30/2015		$ Change	% Change
Department of Defense	$692,203	64.5%	$543,519	66.1%	$148,684	27.4%
Federal Civilian Agencies	313,793	29.2%	225,423	27.4%	88,370	39.2%
Commercial and other	67,284	6.3%	53,500	6.5%	13,784	25.8%
Total	$1,073,280	100.0%	$822,442	100.0%	$250,838	30.5%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2016		9/30/2015		$ Change	% Change
Cost reimbursable	$534,582	49.8%	$387,998	47.2%	$146,584	37.8%
Fixed price	343,313	32.0%	289,301	35.2%	54,012	18.7%
Time and materials	195,385	18.2%	145,143	17.6%	50,242	34.6%
Total	$1,073,280	100.0%	$822,442	100.0%	$250,838	30.5%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2016		9/30/2015		$ Change	% Change
Prime	$996,457	92.8%	$742,578	90.3%	$253,879	34.2%
Subcontractor	76,823	7.2%	79,864	9.7%	(3,041)	-3.8%
Total	$1,073,280	100.0%	$822,442	100.0%	$250,838	30.5%

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2016	9/30/2015	$ Change	% Change
Contract Funding Orders	$1,162,891	$1,128,476	$34,415	3.0%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	9/30/2016		9/30/2015		$ Change	% Change
Direct labor	$334,928	46.0%	$270,464	50.3%	$64,464	23.8%
Other direct costs	393,293	54.0%	266,960	49.7%	126,333	47.3%
Total direct costs	$728,221	100.0%	$537,424	100.0%	$190,797	35.5%

Selected Financial Data (Continued)

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share, all of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance.   Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies.  We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization, and earnout adjustments.  We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance.  Adjusted EBITDA margin is adjusted EBITDA divided by revenue.  We define Adjusted Net Income as GAAP net income  plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and earnout adjustments, net of related tax effects.  We believe Adjusted Net Income is an important measure of long-term value and is used by investors to measure our performance.  This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business.  Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported.  Adjusted EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies.  These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended
(dollars in thousands)	9/30/2016	9/30/2015	% Change
Net income	$36,663	$34,632	5.9%
Plus:
Income taxes	20,506	20,693	-0.9%
Interest expense, net	12,489	9,182	36.0%
Depreciation and amortization	18,063	14,811	22.0%
Earnout adjustments	414	-
Other	104	(49)	-312.2%
Adjusted EBITDA	$88,239	$79,269	11.3%

	Quarter Ended
(dollars in thousands)	9/30/2016	9/30/2015	% Change
Revenue, as reported	$1,073,280	$822,442	30.5%
Adjusted EBITDA	$88,239	$79,269	11.3%
Adjusted EBITDA margin	8.2%	9.6%

	Quarter Ended
(dollars in thousands)	9/30/2016	9/30/2015	% Change
Net income	$36,663	$34,632	5.9%
Plus:
Stock-based compensation	4,897	3,638	34.6%
Depreciation and amortization	18,063	14,811	22.0%
Amortization of financing costs	1,128	577	95.5%
Earnout adjustments	414	-
Less:
Related tax effect	(9,643)	(7,488)	28.8%
Adjusted net income	$51,522	$46,170	11.6%

	Quarter Ended
(shares in thousands)	9/30/2016	9/30/2015	% Change
Diluted weighted average shares, as reported	24,928	24,721
Diluted earnings per share	$1.47	$1.40	5.0%
Diluted adjusted earnings per share	$2.07	$1.87	10.7%

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
866-606-3471
ddragics@caci.com